[LOGO]

                          Mendlowitz Weitsen, LLP, CPAs
               K2 Brier Hill Court, East Brunswick, NJ 08816-3341
            Tel: 732.613.9700 Fax: 732.613.9705 E-mail: mw@MWLLP.com
                                  www.mwllp.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Trey Industries, Inc. on Form SB-2 dated September 30, 2003, of our report dated May 8, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) for the year ended December 31, 2002.

                                                         MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
September 30, 2003